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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 21, 1996 and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP
Chicago, Illinois
May 30, 1996